Exhibit 3.2

AMENDED AND RESTATED

B Y L A W S

OF

PRIVATE BANCORP OF AMERICA, INC.

a California corporation

EFFECTIVE MAY 20, 2020

B Y L A W S

Bylaws for the regulation, except as otherwise provided by statute or its Articles of Incorporation (“Articles”), of

Private Bancorp of America, Inc.

(a California corporation) (the “Corporation”)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. ANNUAL MEETINGS.

(a) The annual meeting of shareholders shall be held at such date and time and at such place within or without the State of California as fixed by the resolution of the Board of Directors (“Board”). At such meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board, (ii) otherwise properly brought before the meeting by, or at the direction of, the Chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder who meets the requirements of and complies with the procedures set forth in Section 1(b) of this Article I. In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for shareholder action.

(b) For business to be properly brought before an annual meeting by a shareholder (other than, for the avoidance of doubt, the election of directors, which is addressed under Section 3 of Article II of these Bylaws), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, must have been a shareholder of record at the time such notice is given and must be entitled to vote at such meeting. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not later than 5:00 p.m. Pacific time on the 90th day nor earlier than 5:00 p.m. Pacific time on the 120th day prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than

30 days, or delayed by more than 70 days, from such anniversary date (or if there was no annual meeting the previous year), notice by the shareholder to be timely must be so delivered or mailed and received not earlier than 5:00 p.m. Pacific time on the 120th day prior to the annual meeting nor later than 5:00 p.m. Pacific time on the later of the (y) 90th day prior to the annual meeting or (z) 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice to the Secretary must set forth (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and (iii) as to the shareholder giving the notice (a) the name and record address of the shareholder, (b) the class and the number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, (c) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the shareholder in such business, (d) a description of all agreements, arrangements, or understandings between or among such shareholder, any of its affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder, or any of its affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, or its affiliates or associates, and (e) whether the shareholder intends to be or is part of a group which intends to solicit proxies from other shareholders in support of such proposal and if part of a group, the information in clauses (a), (b), (c), and (d) with respect to each group member. No business shall be conducted at an annual meeting of shareholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall have the duty and exclusive power and authority to determine and declare to the meeting whether any business was properly brought before the meeting in accordance with this Section 1(b) of Article I, and if the Chairman determines that such business was not properly brought before the meeting, such business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if the shareholder who properly proposes any business at an annual meeting pursuant to this Section 1(b) of Article I does not appear at the meeting to present the proposed business, such business shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation or any other person. If Rule 14a-8 promulgated under the Exchange Act is then applicable to the Corporation, to the extent this Section 1 of Article I shall be deemed by the Board or the United States Securities and Exchange Commission or any applicable bank regulatory authority, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of shareholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8, such rule shall prevail.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, the President, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting or by such other persons as may be provided in the Articles or in these Bylaws.

Section 3. NOMINATION, ELECTION AND TERM OF OFFICE.

(a) The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting and until a successor has been elected and qualified.

(b) Nominations for election to the Board may be made by the Board or by any shareholder who meets the requirements of and complies with the procedures set forth in Section 3(c) of this Article II.

(c) Except for nominations made by the Board, to be properly brought before a meeting of shareholders, a shareholder desiring to nominate an individual for election to the Board must have given timely notice thereof in writing to the Secretary of the Corporation, must have been a shareholder of record at the time such notice is given and must be entitled to vote at such meeting. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not later than 5:00 p.m. Pacific time on the 30th day nor earlier than 5:00

p.m. Pacific time on the 60th day prior to the meeting of shareholders called for the election of directors, provided, however, that if less than 30 days’ notice of the meeting is given to shareholders, such notice shall be delivered to or mailed and received at the principal executive office of the Corporation not later than 5:00 p.m. Pacific time on the 7th day following the day on which the notice of meeting was mailed. Such notice shall contain the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons, in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence address and business address of each proposed nominee and each such person and the date as of which such nominee commenced residency at such residence address; (b) the principal occupation or employment, the name, type of business and address of the organization or other entity in which such employment is carried on of each proposed nominee and of each such person; (c) if the proposed nominee is an attorney, a statement as to whether or not either he or she or any firm with whom he or she has a relationship as partner, associate, of counsel, employee, or otherwise, acts as legal counsel for any banking corporation, affiliate or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than this Corporation or any affiliate or subsidiary of this Corporation; (d) a statement as to each proposed nominee and a statement as to each such person stating whether the nominee or such person has been a participant in any proxy contest within the past ten years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof, and the relationship of the nominee or person to the principals; (e) the amount of stock of the Corporation owned beneficially, directly or indirectly, by each proposed nominee and by each such person and by members of their respective immediate families residing with him or her and the names of the registered owners thereof; (f) the amount of stock of the Corporation owned of record but not beneficially by each proposed nominee and by each such person and by members of their respective immediate families residing with him or her and the names of the beneficial owners thereof; (g) if any shares specified in (e) or (f) above were acquired in the last two years, a statement of the dates of acquisition and amounts acquired on each date; (h) a statement showing the extent of any borrowings to purchase shares of the Corporation specified in (e) or (f) above acquired within the preceding two years, and if funds were borrowed otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, the material provisions of such borrowings and the names of the lenders; (i) the details of any contract, arrangement or understanding relating to the securities of the Corporation, to which each proposed nominee or to which each such person is a party, such as joint venture or option arrangements, puts or calls, guaranties against loss, or guaranties of profit or arrangements as to the division of losses or profits or with respect to the giving or withholding of proxies, and the name or names of the persons with whom such contracts, arrangements or understandings exist; (j) the details of any contract, arrangement, or understanding to which each proposed nominee or to which such person is a party with any banking corporation, bank holding company, industrial loan company, savings bank or association, or finance company, or any affiliate or subsidiary of any of the foregoing (each, a “Covered Entity”), other than this Corporation or any affiliate or subsidiary of this Corporation, or with any officer, director, employee, agent, nominee, attorney, or other representative of any Covered Entity, other than this Corporation or any affiliate or subsidiary of this Corporation; (k) a description of any arrangement or understanding of each proposed nominee and of each such person with any person regarding future employment or with respect to any future transaction to which the Corporation will or may be a party; (l) a statement as to each proposed nominee and a statement as to each such person as to whether or not the nominee or such person will bear any part of the expense incurred in any proxy solicitation, and, if so, the amount thereof; (m) a statement as to each proposed nominee and a statement as to each such person describing any conviction of a felony that occurred during the preceding ten years involving the unlawful possession, conversion or appropriation of money or other property, or the payment of taxes; (n) the total number of shares that will be voted for each proposed nominee; (o) the amount of stock, if any, owned, directly or indirectly, by each proposed nominee or by members of his or her immediate family residing with him or her, in any Covered Entity, other than this Corporation or any affiliate or subsidiary of this Corporation; (p) the identity of any Covered Entity, other than this Corporation or any affiliate or subsidiary of this Corporation, as to which such nominee or any other such person serves as a director, officer, employee, agent, consultant, advisor, nominee or attorney, together with a description of such relationship; and (q) affirmative confirmation by the proposed nominee under oath that the nominee meets the director qualifications in Article II, Section 20. Following receipt of such submission, the Board or the Chief Executive Officer may have follow-up inquiries for clarification and completeness, which any submitting shareholder and/or proposed nominee must promptly respond to.

Section 4. ADJOURNED MEETING AND NOTICE THEREOF. When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5. QUORUM. Unless otherwise provided in the Articles, the presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the California Corporations Code (the “Corporations Code”) or the Articles, the vote of a greater number or voting by classes. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided above.

Section 6. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at the meeting, except where a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Corporations Code to be included in the notice meeting.

Section 7. ACTION WITHOUT MEETING. Unless otherwise provided in the Articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that:

(a) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval:

(1) of a contract or other transaction between the Corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest;

(2) of an indemnity pursuant to Corporations Code §317;

(3) of a plan to convert to a domestic other business entity pursuant to Corporations Code §1152;

(4) of a reorganization (as defined in Corporations Code §181) required to be approved by Corporations Code §1201; or

(5) of a plan of distribution under Corporations Code §2007 in respect of a corporation in the process of winding up, which approval was obtained without a meeting by less than unanimous written consent, shall be given at least 10 days before the consummation of the action authorized by such approval; and

(b) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Notice of such approval shall be given in the same manner as required by Article I, Section 3 of these Bylaws.

Any shareholder giving a written consent, or the shareholder’s proxy holder or proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holder or proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Notwithstanding the above provisions, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.

Section 8. RECORD DATES. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to exercise any other rights, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed by the Board:

(a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and

(c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

Section 9. PROXIES. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the Corporations Code shall be presumptively valid. However, no proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked as specified in §705(b) of the Corporations Code or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by a person specified in §705(e) of the Corporations Code. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears, in the case of certificated securities, on the certificate representing such shares, or in the case of uncertificated securities, on the initial transaction statement and written statements.

Section 10. VOTING; CUMULATIVE VOTING AND NOTICE THEREOF. Votes on any matter may be made by voice but shall be by ballot upon demand made by a shareholder at any election and before the voting begins. No shareholder shall be entitled to cumulate votes for election of directors (i.e., cast for any candidate for election as directors a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. If cumulative voting is proper, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

Except for election of directors, provided above, votes on other substantive and procedural matters shall be taken on the basis of one vote for each shares represented at the meeting.

Fractional shares shall not be entitled to any voting rights.

Section 11. CHAIRMAN OF MEETING. The Board may select any person to preside as Chairman of any meeting of shareholders, and if such person shall be absent from the meeting, or fail or be unable to preside, the Board may name any other person in substitution therefore as Chairman. In the absence of an express selection by the Board of a Chairman or substitute therefore, the Chairman of the Board shall preside as Chairman. If the Chairman of the Board shall be absent, fail or be unable to preside, the Chief Executive Officer shall preside. If the Chief Executive Officer shall be absent, fail or be unable to preside the President shall preside as Chairman. If the President shall also be absent, fail or be unable to preside, the Vice President or Vice Presidents in order of their rank as fixed by the Board, the Secretary, or the Chief Financial Officer (or Treasurer if no Chief Financial Officer), shall preside as Chairman, in that order. The Chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof.

The conduct of all shareholders’ meetings shall at all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as the Chairman may prescribe. The Chairman shall have the right and power to adjourn any meeting at any time, without a vote of the shares present in person or represented by proxy, if the Chairman shall determine such action to be in the best interests of the Corporation and its shareholders.

Section 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any such persons fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any shareholder or such shareholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE II

DIRECTORS

Section 1. POWERS. Subject to any limitations in the Articles or these Bylaws and to any provision of the Corporations Code relating to action required to be approved by the shareholders or by the outstanding shares, or by less than a majority vote of a class or series of preferred shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. NUMBER. The authorized number of directors of the Corporation shall be not less than five (5) nor more than seven (7); provided, however, that (i) so long as the Corporation has only one shareholder, the number may be one (1), (ii) so long as the Corporation has only one shareholder, the number may be two (2), and (iii) so long as the Corporation has only two shareholders, the number may be two (2). The exact number of directors shall be fixed, from time to time, by a vote of a majority of the directors then holding office or by a majority of the outstanding voting shares of the Corporation. The exact number of directors shall be deemed to be increased by the same number of directors as the number of additional directors appointed by a vote of a majority of the directors then holding office, provided that the total number of directors after such deemed increase remain within the limit of authorized directors.

Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 4. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 5. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board. In the absence of designation of place, regular meetings shall be held at the principal office of the Corporation.

Section 6. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or by any Vice President or the Secretary or any two directors. Special meetings of the Board may be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board.

Section 7. NOTICE OF MEETINGS. When notice of a meeting of the Board is required, at least four days notice by mail or 48 hours notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means, shall be given to each director. Such notice need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. PARTICIPATION BY TELEPHONE OR OTHER ELECTRONIC MEANS. Members of the Board may participate in a meeting through use of conference telephone, video screen or other electronic means, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

Section 9. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 10. VOTING. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to Section 9 of this Article and to:

(a) the provisions of §310 of the Corporations Code regarding votes in respect of a contract or other transaction between the Corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest, and

(b) the provisions of §317 of the Corporations Code regarding votes in respect of indemnification of agents of the Corporation who are members of the Board.

Section 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 12. RESIGNATION. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 13. REMOVAL OF DIRECTORS. The entire Board or any individual director may, subject to any voting requirements set forth in the Articles, be removed from office as provided by Corporations Code §§ 302, 303, and 304. In such a case, the remaining Board members may elect a successor director to fill such vacancy for the removed director’s remaining unexpired term. No director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors most recent election were then being elected; and when by the provisions of the Articles the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 14. VACANCIES. Vacancies on the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with §307 of the Corporations Code, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote for the election of directors, requires the consent of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 15. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Such notice need not comply with the time in which notice must be given prior to a meeting as required by Section 7 of Article II of the Bylaws, but should be given as far in advance as is reasonably practicable under all the circumstances existing at the time of adjournment.

Section 16. VISITORS. No person other than a director may attend any meeting of the Board without the consent of a majority of the directors present; provided, however, that a representative of legal counsel for the Corporation and a representative of the independent certified public accountant for the Corporation may attend any such meeting upon the invitation of any director.

Section 17. FEES AND COMPENSATION. Directors and members of committees may receive such compensation for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, employee or otherwise, and receiving compensation for such services.

Section 18. COMMITTEES. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized directors. Any such committee, to the extent provided in the resolution of the Board or in the Bylaws, shall have all the authority of the Board, except with respect to:

(a) the approval of any action for which the Corporations Code also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the Board or in any committee of the Board;

(c) the fixing of compensation of the directors for serving on the Board or on any committee of the Board;

(d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

(e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the Corporation (as defined in §166 of the Corporations Code), except at a rate, in the periodic amount or within a price range set forth in the Articles or determined by the Board; and

(g) the appointment of other committees of the Board or the members thereof.

Section 19. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 5, 6, 7, 8, 9, 10, 11 and 15 of this Article II, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined by resolution of the Board as well as the committee, special meetings of committees may also be called by resolutions of the Board and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

Section 20. DIRECTOR QUALIFICATIONS. Notwithstanding any provision of these Bylaws to the contrary, except as approved by a majority of the full Board, no person shall be elected, appointed or nominated to, or continue to serve on the Board (a) who has not been a resident for a period of at least two years immediately prior to his or her election, appointment or nomination of a county in which any subsidiary of this Corporation maintains an office, (b) who owns, together with his or her immediate family residing with him or her, directly or indirectly, more than one percent of the outstanding shares of any Covered Entity, other than this Corporation or any affiliate or subsidiary of this Corporation, (c) who is a director, officer, employee, agent, nominee, or attorney of or to any Covered Entity, other than this Corporation or any affiliate or subsidiary of this Corporation, or (d) who has, or is the nominee of anyone who has, any contract, arrangement or understanding with any Covered Entity, other than this Corporation or any affiliate or subsidiary of this Corporation, or with any officer, director, employee, agent, nominee, attorney or other representative of or to any Covered Entity, that he or she will reveal or in any way utilize information obtained as a director of this Corporation or that he or she will, directly or indirectly, attempt to effect or encourage any action of this Corporation.

ARTICLE III

OFFICERS

Section 1. OFFICERS. The officers of the Corporation shall be a President, Chief Executive Officer, or both, a Chief Financial Officer or Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Financial Officers or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

Section 2. ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment, and each shall hold office until resignation or removal or other disqualification to serve, or the election of a successor.

Section 3. SUBORDINATE OFFICERS. The Board, the Chairman, the Chief Executive Officer and the President shall each have the power to appoint such assistant vice presidents, assistant secretaries and assistant treasurers or financial officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the appointing officer or the Board may from time to time determine. In the case of subordinate officers appointed by the Chairman, Chief Executive Officer or the President, such appointment shall be reported to the Board at its next meeting, but the failure to so report shall not affect the validity of the appointment. The Board may remove any subordinate officer at any time.

Section 4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by action of the Board duly taken, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation, to the attention of the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board, cause minutes thereof to be taken, and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman of the Board by the Board or prescribed by the Bylaws. In the event the Corporation shall not have an elected President or the Chief Executive Officer, the Chairman of the Board shall also have the authority and perform the duties as provided for the President and/or Chief Executive Officer in the following two Sections of this Article.

Section 7. CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there is such an officer, the Chief Executive Officer shall perform all the duties of the Chairman of the Board, and when so acting shall have all the authority of and be subject to all the restrictions upon the Chairman of the Board. In addition, the Chief Executive Officer shall see that all orders and resolutions of the Chairman of the Board are carried into effect. He or she shall have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if there is none, the Chief Executive Officer shall preside at all meetings of the Board. The Chief Executive Officer shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

Section 8. PRESIDENT. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the authority of and be subject to all the restrictions upon the Chief Executive Officer.

In addition, the President shall have such other authority and perform such other duties as may be prescribed by the Chief Executive Officer or the Board from time to time.

Section 9. EXECUTIVE VICE PRESIDENT. In the absence or disability of the President, the Executive Vice Presidents, if there shall be such officers designated by the Board, shall, in order of their rank as fixed by the Board or, if not ranked, the Executive Vice President designated by the Board, shall perform all the duties of the President, or if there be none, the Chief Executive Officer or Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President, Chief Executive Officer or Chairman of the Board. The Executive Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them by the Board or the Bylaws.

Section 10. VICE PRESIDENT. In the absence or disability of the President and the Executive Vice President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, or, if there be none, the Chief Executive Officer or Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President, Chief Executive Officer or Chairman of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them by the Board or the Bylaws.

Section 11. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Corporation or at the office of the Corporations’ counsel a book of minutes of all meetings and consents to action without a meeting of directors, committees and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, registrar or counsel, a record of its shareholders showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given.

Section 12. CHIEF FINANCIAL OFFICER/TREASURER. The Chief Financial Officer or Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including changes in financial position, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus shall be classified according to source and shown in a separate account.

The Chief Financial Officer or Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer or Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or by any officer having authority therefore, shall render to the President and directors, whenever they request it, an account of all of the Chief Financial Officer’s transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

ARTICLE IV

MISCELLANEOUS

Section 1. LOANS TO OR GUARANTIES FOR THE BENEFIT OF OFFICERS OR DIRECTORS; LOANS UPON THE SECURITY OF SHARES OF THE CORPORATION.

(a) Except as expressly provided in subsection (b) hereof, the Corporation shall not make any loan of money or property to or guarantee the obligation of:

(1) any director or officer of the Corporation or of its parent, or

(2) any person upon the security of shares of the Corporation or of its parent, unless the loan or guaranty is otherwise adequately secured, or unless approved by the vote of the holders of a majority of the shares of all classes, regardless of limitations or restrictions on voting rights, other than shares held by the benefited director, officer or shareholder. (b) The Corporation may lend money to, or guarantee any obligation of, any officer or other employee of the Corporation or of any subsidiary, including any officer or employee who is also a director, pursuant to an employee benefit plan (including, without limitation, any stock purchase or stock option plan) available to executives or other employees, whenever the Board determines that such loan or guaranty may reasonably be expected to benefit the Corporation. If such plan includes officers or directors, the shareholders shall approve such plan after disclosure of the right under such plan to include officers or directors thereunder. A loan or guaranty under this subdivision may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of the Corporation. The Corporation may advance money to a director or officer of the Corporation or of its parent or any subsidiary for expenses reasonably anticipated to be incurred in the performance of the duties of such director or officer, provided that in the absence of such advance such director or officer would be entitled to be reimbursed for such expenses by the Corporation or such parent or subsidiary.

Section 2. RECORD DATE AND CLOSING STOCK BOOKS. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

The Board may close the books of the Corporation against transfers of shares during the whole or any part of a period not more than 60 days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 3. INSPECTION OF CORPORATE RECORDS. The record of shareholders, the accounting books and records of the Corporation, and minutes of proceedings of the shareholders, the Board and committees of the Board shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours for a purpose reasonably related to legitimate interests as a shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. Demand of inspection shall be made in writing upon the Corporation to the attention of the Secretary.

A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent of such voting shares and have filed a Schedule 14 with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have an absolute right to access to a list of shareholders as provided in §1600(a) of the Corporations Code.

Section 4. WAIVER OF ANNUAL REPORT. The annual report to shareholders referred to in §1501 of the Corporations Code is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders of the Corporation as they deem appropriate.

Section 5. EXECUTION OF CONTRACTS. Any contract or other instrument in writing entered into by the Corporation, when signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officer or Assistant Treasurer is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other party to the contract or other instrument that the signing officers had no authority to execute the same. Contracts or other instruments in writing made in the name of the Corporation which are authorized or ratified by the Board, or are done within the scope of authority, actual or apparent, conferred by the Board or within the agency power of the officer executing it except as the Board’s authority is limited by law other than by the Corporations Code, binds the Corporation, and the Corporation acquires rights thereunder, whether the contract is executed or wholly or in part executory. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if the requirements of Corporations Code §310(a) are met.

A mere common directorship does not constitute a material financial interest within the meaning of this section. A director is not interested within the meaning of this section in a resolution fixing the compensation of another director as a director, officer or employee of the Corporation, notwithstanding the fact that the first director is also receiving compensation from the Corporation.

No contract or other transaction between the Corporation and any corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if the requirements of Corporations Code §310(b) are met.

Interested or common directors may be counted in determining the presence of a quorum at a meeting of the board or a committee thereof which authorizes, approves or ratifies a contract or transaction.

Section 6. SHARE CERTIFICATES. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under California law, and shall be entered in the books of the corporation and registered as they are issued. Every shareholder in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholders. Any or all of the signatures on the certificate may be by facsimile.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefore. On the certificates issued to represent any partly paid shares or, for uncertificated securities, on the initial transaction statement for such partly paid shares, the total amount of the consideration to be paid therefore and the amount paid thereon shall be stated. Upon declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if:

(a) the old certificate is lost, stolen or destroyed;

(b) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft;

(c) the request for the issuance of a new certificate is made prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser; and

(d) the owner satisfies any other reasonable requirements imposed by the Corporation including, at the election of the Board, the filing of sufficient indemnity bond or undertaking with the Corporation or its transfer agent. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of § 8104 and §8405 of the California Commercial Code.

Section 7. REPRESENTATION OF SECURITIES OF OTHERS. Unless otherwise determined by the Board or the Executive Committee, the Chief Executive Officer, the President, or any other officer of the Corporation designated in writing by the President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all securities of any other person or entity standing in the name of the Corporation. The authority herein granted may be exercised either in person or by proxy.

Section 8. INSPECTION OF BYLAWS. The Corporation shall keep in its principal executive or business office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 9. EMPLOYEE STOCK PURCHASE AND OPTION PLANS. The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or parent thereof or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefore, the reservation of title until full payment therefore, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, subject to the provisions of Chapter 5 of the Corporations Code, restrictions upon transfer of the shares and the time limits of and termination of the plan.

Section 10. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

Section 11. INDEMNIFICATION OF CORPORATE AGENTS. The Corporation is authorized to provide indemnification of its agents (as defined in §317(a) of the Corporations Code) to the fullest extent permissible under California law through bylaw provisions, agreements with its agents, vote of the shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by §317 of the Corporations Code. This Corporation is further authorized to provide insurance for agents as set forth in §317 of the Corporations Code.

Section 12. LIABILITY OF DIRECTORS. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Any repeal or modification of any of the provisions of Sections 11 and 12 of this Article IV by the shareholders of the Corporation shall not adversely affect any right or protection of an agent of the Corporation existing at the time of such repeal or modification.

Section 13. FINANCIAL STATEMENTS. So long as the Corporation has less than one hundred (100) holders of record of its shares, determined as provided in Section 605 of the Corporations Code, the requirement to cause an annual report to be sent to the shareholder pursuant to Section 1501 of the Corporations Code shall be waived.

A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for 12 months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

A shareholder or shareholders holding at least five percent of the outstanding shares of any class of stock of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than 30 days prior to the date of the request, and a balance sheet of the Corporation as of the end of such period; the Chief Financial Officer shall cause such statements to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within 30 days after the receipt of such request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within 30 days after such request.

The Corporation also shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

The quarterly income statements and balance sheets referred to in this Section 13 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation.

Section 14. ANNUAL STATEMENT OF GENERAL INFORMATION. The Corporation shall file, within 90 days after the filing of its original Articles and annually thereafter during the applicable filing period, with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the number of vacancies on the Board, if any; the names and complete business or residence addresses of all incumbent directors, the Chief Executive Officer, Secretary and Chief Financial Officer; the street address of its principal executive office or principal business office in this state; and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with §1502 of the Corporations Code.

Section 15. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

ARTICLE V

AMENDMENTS TO BYLAWS

Section 1. POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Corporation.

Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article V to adopt, amend or repeal Bylaws, and the limitation of Corporations Code §212, Bylaws may be adopted, amended or repealed by the Board provided, however, that after the issuance of shares a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Corporation.